At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
January 28, 2014

RFMD® DELIVERS 530 BASIS POINTS OF GROSS MARGIN EXPANSION YEAR-OVER-YEAR AND QUARTERLY FREE CASH FLOW OF $54.8 MILLION

Company Expects March Quarterly Non-GAAP Gross Margin Of 40%

GREENSBORO, N.C., January 28, 2014

Quarterly Highlights:

•

•	Quarterly Revenue Increases 6% Year-Over-Year To $288.5 Million

•	GAAP Gross Margin Is 37.3% And GAAP Diluted EPS Is $0.02, Versus 32.0% And $(0.01) In Q3 Fiscal 2013

•	Non-GAAP Gross Margin Is 39.7% And Non-GAAP Diluted EPS Is $0.13, Versus 35.5% And $0.08 In Q3 Fiscal 2013

•	In The March 2014 Quarter, RFMD Anticipates Revenue Of Approximately $250 Million To $260 Million, Non-GAAP Gross Margin Of Approximately 40%, And Non-GAAP EPS Of Approximately $0.09 To $0.10

RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency solutions, today reported financial results for the Company’s fiscal 2014 third quarter, ended December 28, 2013.

December quarterly revenue increased approximately 6% year-over-year to $288.5 million, compared to $271.2 million in the corresponding quarter of the prior year. The year-over-year increase in revenue was primarily attributable to dollar content increases in smartphones.

GAAP quarterly gross margin expanded 530 basis points year-over-year to 37.3%. GAAP quarterly operating income totaled $15.4 million, and GAAP quarterly net income totaled $6.2 million, or $0.02 per share.

On a non-GAAP basis, quarterly gross margin expanded 420 basis points year-over-year to 39.7%. Non-GAAP quarterly operating income increased to $40.0 million, or 13.9% of sales, and non-GAAP quarterly net income increased to $36.4 million, or $0.13 per diluted share.

Strategic Highlights

•
RFMD’s Cellular Products Group (CPG) launched a broad family of envelop tracking- (ET-) capable RF solutions in support of multiple next-generation smartphones featuring the industry’s leading 4G LTE baseband

•	CPG experienced strong design activity for its antenna control solutions for leading smartphones and tablets

•	RFMD made a multi-million dollar investment to secure BAW filter capacity and now has preferred access to SAW, TC-SAW, and BAW filter capacity from multiple sources

•	RFMD’s Multi-Market Products Group (MPG) secured a major contract funding advanced gallium nitride (GaN) process transfer and development

•	MPG delivered year-over-year growth across multiple markets, including high-performance Wi-Fi, CATV networking, and wireless infrastructure

GAAP RESULTS
(in millions, except
percentages and per	Q3 Fiscal	Q2 Fiscal	Change		Q3 Fiscal	Change
share data)	2014	2014	vs. Q2 2014		2013	vs. Q3 2013
Revenue	$288.5	$310.7	(7.1)%		$271.2	6.4%
Gross Margin	37.3%	33.7%	3.6	ppt	32.0%	5.3	ppt
Operating Income	$15.4	$9.5	$5.9		$5.7	$9.7
Net Income (Loss)	$6.2	$5.9	$0.3		$(1.4)	$7.6
Diluted EPS	$0.02	$0.02	$—		$(0.01)	$0.03

NON-GAAP RESULTS
(excluding share-based compensation, amortization of intangibles, inventory revaluation associated with MBE transaction, acquisition-related costs, intellectual property rights (IPR) litigation costs, start-up costs, restructuring and disposal costs, certain consulting costs, expenses related to a potential strategic transaction that was terminated, (gain) loss on PP&E, income from equity investment, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q3 Fiscal	Q2 Fiscal	Change		Q3 Fiscal	Change
share data)	2014	2014	vs. Q2 2014		2013	vs. Q3 2013
Gross Margin	39.7%	36.2%	3.5	ppt	35.5%	4.2	ppt
Operating Income	$40.0	$37.2	$2.8		$26.8	$13.2
Net Income	$36.4	$33.9	$2.5		$21.3	$15.1
Diluted EPS	$0.13	$0.12	$0.01		$0.08	$0.05

Financial Outlook
RFMD currently believes the demand environment in its end markets supports the following expectations and projections for the March 2014 quarter:

•	RFMD expects quarterly revenue of approximately $250 million to $260 million

•	RFMD expects non-GAAP gross margin of approximately 40%

•	RFMD expects a non-GAAP tax rate of approximately 10%--15%

•	RFMD expects non-GAAP EPS of approximately $0.09--$0.10

RFMD’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “RFMD is executing on multiple opportunities to increase our dollar content generation-over-generation in the world’s leading smartphones and tablets while materially enhancing our operating model. In the March quarter, we anticipate another quarter of margin expansion and year-over-year improvements in operating income and earnings per share.

“While the launch of marquee smartphones and tablets is weighted toward the back-half of this calendar year, our visibility into design win activity gives us confidence in delivering double-digit revenue growth, gross margin of greater than 40%, expanding operating margin, and significant EPS growth. With this, RFMD expects to deliver robust growth in operating income along with ROIC well above our cost of capital.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD’s non-GAAP gross margin of 39.7% in the December 2013 quarter represents 530 basis points of margin expansion since we announced our margin improvement initiatives three quarters ago. In our current quarter, we anticipate continued margin expansion to 40%, and longer term we are targeting gross margin at the top of our industry with more predictability and less volatility in our operating results.

“In the December 2013 quarter, RFMD’s non-GAAP operating margin increased 400 basis points year-over-year to 13.9%, supporting cash flow from operations of $70.4 million and free cash flow of $54.8 million. In the coming year, we expect revenue growth and expanding gross margin and plan to manage expenses to our financial model, which we project will support substantial operating leverage and robust growth in EPS.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income (loss) and operating margin, (iii) non-GAAP net income (loss), (iv) non-GAAP net income (loss) per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables on pages 8 and 9 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables on page 10.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business.

However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets and other non-cash expenses, adjustments for restructuring and integration charges and certain items associated with the sale of our UK facility. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to other non-cash expenses, restructuring and integration charges and certain items associated with the sale of our UK facility, do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income (loss) and operating margin. Non-GAAP operating income (loss) and operating margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with the sale of our UK facility, certain consulting costs, intellectual property rights (IPR) litigation costs, expenses related to a potential strategic transaction that was terminated, (gain) loss on PP&E and start-up costs. We believe that presentation of a measure of operating income (loss) and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, restructuring and integration charges, certain items associated with the sale of our UK facility, certain consulting costs, IPR litigation costs, expenses related to a potential strategic transaction that was terminated, (gain) loss on PP&E and start-up costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income (loss) and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with the sale of our UK facility, certain consulting costs, IPR litigation costs, expenses related to a potential strategic transaction that was terminated, (gain) loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, income from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income (loss) and operating margin. We believe disclosure of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, certain consulting costs, and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, certain consulting costs, and IPR litigation costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD's convertible subordinated notes and any borrowings under our credit facility. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD's indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EST today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under "Investors"). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3030 and entering pass code 4660651.

About RFMD

RFMD (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity, and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or Wi-Fi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises, and communications equipment providers. RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. For more information, please visit RFMD's web site at rfmd.com.
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability and the impact of stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #
Financial Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Revenue	$288,520	$271,213	$892,232	$683,544

Costs and expenses:
Cost of goods sold	180,997	184,403	586,584	465,945
Research and development	50,378	46,509	147,907	130,053
Marketing and selling	18,054	16,906	56,381	50,022
General and administrative	17,766	15,746	61,320	47,734
Other operating expense	5,933	1,969	11,957	7,127
Total costs and expenses	273,128	265,533	864,149	700,881

Income (loss) from operations	15,392	5,680	28,083	(17,337)
Other expense	(996)	(1,173)	(3,055)	(7,625)

Income (loss) before income taxes	$14,396	$4,507	$25,028	$(24,962)
Income tax expense	(8,161)	(5,950)	(11,340)	(12,076)

Net income (loss)	$6,235	$(1,443)	$13,688	$(37,038)

Net income (loss) per share, diluted	$0.02	$(0.01)	$0.05	$(0.13)

Weighted average outstanding diluted shares	287,920	279,523	287,553	277,562

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012

GAAP operating income	$15,392	$9,456	$5,680
Share-based compensation expense	4,882	10,436	8,832
Amortization of intangible assets	7,219	6,746	6,456
Acquired inventory step-up and revaluation	—	—	2,558
Acquisition-related costs and restructuring expenses	—	—	2,019
Restructuring and disposal costs associated with the phase out of manufacturing and sale of the UK facility	149	3,254	—
Certain consulting costs	3,430	4,800	—
IPR litigation costs	2,333	1,902	1,173
Expenses related to a potential strategic transaction that was terminated	2,883	—	—
Other expenses (including restructuring, (gain) loss on PP&E, and start-up costs)	3,677	594	56
Non-GAAP operating income	39,965	37,188	26,774

GAAP net income (loss)	6,235	5,892	(1,443)
Share-based compensation expense	4,882	10,436	8,832
Amortization of intangible assets	7,219	6,746	6,456
Acquired inventory step-up and revaluation	—	—	2,558
Acquisition-related costs and restructuring expenses	—	—	2,019
Restructuring and disposal costs associated with the phase out of manufacturing and sale of the UK facility	149	3,254	—
Certain consulting costs	3,430	4,800	—
IPR litigation costs	2,333	1,902	1,173
Expenses related to a potential strategic transaction that was terminated	2,883	—	—
Other expenses (including restructuring, (gain) loss on PP&E, and start-up costs)	3,677	594	56
Non-cash interest expense on convertible subordinated notes	1,277	1,213	1,230
(Income) loss from equity investment	(14)	(116)	8
Tax adjustments	4,289	(780)	391

Non-GAAP net income	$36,360	$33,941	$21,280

GAAP weighted average outstanding diluted shares	287,920	287,629	279,523
Diluted share-based awards	—	—	3,763
Non-GAAP weighted average outstanding diluted shares	287,920	287,629	283,286

Non-GAAP net income per share, diluted	$0.13	$0.12	$0.08

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	December 28, 2013		September 28, 2013		December 29, 2012
GAAP gross margin	$107,523	37.3%	$104,656	33.7%	$86,810	32.0%
Adjustment for intangible amortization	6,032	2.0%	5,559	1.8%	5,147	1.9%
Adjustment for share-based compensation	833	0.3%	1,357	0.4%	1,578	0.6%
Acquired inventory step-up and revaluation	—	—%	—	—%	2,558	1.0%
Disposal costs associated with the phase out of manufacturing and sale of the UK facility	13	—%	763	0.3%	—	—%
Other expenses	184	0.1%	—	—%	107	—%
Non-GAAP gross margin	$114,585	39.7%	$112,335	36.2%	$96,200	35.5%

Three Months Ended
Non-GAAP Operating Income	December 28, 2013
(as a percentage of sales)

GAAP operating income	5.3%
Share-based compensation expense	1.7
Amortization of intangible assets	2.5
Restructuring and disposal costs associated with the phase out of manufacturing and sale of the UK facility	0.1
Certain consulting costs	1.2
IPR litigation costs	0.8
Expenses related to a potential strategic transaction that was terminated	1.0
Other expenses (including restructuring, (gain) loss on PP&E, and start-up costs)	1.3
Non-GAAP operating income	13.9%

Free Cash Flow (1)	Three Months Ended
December 28, 2013
(In millions)

Net cash provided by operating activities	$70.4
Purchases of property and equipment	(15.6)
Free cash flow	$54.8

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012
GAAP research and development expense	$50,378	$49,204	$46,509
Less:
Share-based compensation expense	1,763	2,109	1,973
Other expense	580	92	—
Non-GAAP research and development expense	$48,035	$47,003	$44,536

	Three Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012
GAAP marketing and selling expense	$18,054	$18,918	$16,906
Less:
Share-based compensation expense	1,008	1,556	1,195
Amortization of intangible assets	1,187	1,187	1,309
Non-GAAP marketing and selling expense	$15,859	$16,175	$14,402

	Three Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012
GAAP general and administrative expense	$17,766	$24,062	$15,746
Less:
Share-based compensation expense	1,278	5,391	4,086
Certain consulting costs	3,430	4,800	—
IPR litigation costs	2,333	1,902	1,173
Non-GAAP general and administrative expense	$10,725	$11,969	$10,487

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 28, 2013	March 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$117,482	$101,662
Short-term investments	88,059	77,987
Accounts receivable, net	143,684	143,647
Inventories	136,300	161,193
Other current assets	40,876	31,748
Total current assets	526,401	516,237

Property and equipment, net	200,671	191,526
Goodwill	103,901	104,846
Intangible assets, net	73,324	93,197
Long-term investments	4,509	4,281
Other non-current assets	25,188	21,912
Total assets	$933,994	$931,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$164,528	$179,228
Current portion of long term debt, net	85,902	—
Other current liabilities	1,099	6,486
Total current liabilities	251,529	185,714

Long-term debt, net	—	82,035
Other long-term liabilities	22,403	25,236
Total liabilities	273,932	292,985

Shareholders’ equity	660,062	639,014

Total liabilities and shareholders’ equity	$933,994	$931,999